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Exhibit 21.1

Subsidiaries of the Registrant

The following companies are subsidiaries of the Registrant as of December 31, 1995.


                                            Jurisdiction of     Percentage
Name                                          Incorporation      Ownership
----                                          -------------      ---------
RLI Insurance Company                              Illinois           100%

RLI Aviation, Inc.                                 Illinois           100%

Replacement Lens Inc.                              Illinois           100%

RLI Vision Corp.                                   Illinois           100%



Mt. Hawley Insurance Company                         Kansas          99.5%

License Express Services, Inc.                     Illinois           100%

RLI Insurance Ltd.                                  Bermuda           100%

RLI Insurance Agency Ltd.                            Canada           100%

RLI Planned Services Ltd.                            Canada           100%


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